Exhibit 99.1
PHILADELPHIA CONSOLIDATED HOLDING CORP.
THIRD QUARTER RESULTS
SEPTEMBER 30, 2005
OCTOBER 25, 2005 PRESS RELEASE
Bala Cynwyd, PA – Philadelphia Consolidated Holding Corp. (PHLY-NASDAQ) today reported net income for the quarter ended September 30, 2005 increased to $35.1 million ($1.43 diluted and $1.53 basic earnings per share) vs. a net loss of $2.1 million ($0.09 diluted and $0.09 basic loss per share) for the same period in 2004. Net income for the quarter ended September 30, 2005 included $0.7 million ($0.03 diluted earnings per share) of after-tax net realized investment gains vs. $0.2 million ($0.01 diluted earnings per share) for the same quarter in 2004. The combined ratio (the sum of the ratio of net loss and loss adjustment expenses incurred and acquisition costs and other underwriting expenses to net earned premiums) for the quarter was 85.6% vs. 108.9% for the same quarter in 2004, and gross written premiums increased to $388.5 million vs. $367.4 million in the third quarter of 2004.
Financial results for the third quarter of 2005 included:
•	A $7.3 million pre-tax ($4.8 million after-tax, or $0.20 diluted earnings per share) decrease in net unpaid loss and loss adjustment expenses due to favorable trends in prior years’ claims emergence.

•	$17.0 million of pre-tax ($11.1 million after-tax, or $0.45 diluted loss per share) hurricane catastrophe losses, and $1.4 million of pre-tax ($0.9 million after-tax, or $0.04 diluted loss per share) accelerated and reinstatement reinsurance premiums as a result of Hurricanes Dennis, Katrina and Rita.

•	A $3.5 million pre-tax ($2.3 million after-tax, or $0.09 diluted loss per share) charge for an insurance related assessment from Citizens Property Insurance Corporation, which was created by the State of Florida to provide insurance to property owners unable to obtain coverage in the private insurance market. This assessment may be recouped through future insurance policy surcharges to Florida insureds.

•	A net decrease of $42.8 million in gross written premiums, primarily in the mobile homeowners and certain commercial automobile and professional liability products, due to underwriting factors and policyholders’ decisions to self-insure.
Net income for the nine months ended September 30, 2005 increased 149.0% to $127.8 million ($5.27 diluted and $5.61 basic earnings per share) vs. $51.3 million ($2.21 diluted and $2.32 basic earnings per share) for the same period in 2004. After-tax realized investment gains were $7.9 million ($0.33 diluted earnings per share) vs. $0.6 million ($0.03 diluted earnings per share) for the same period in 2004.

Press Release
October 25, 2005

James J. Maguire, Jr., CEO, said, “I am very pleased with the results of this quarter and I commend our employees across the country for continuing to execute at a high level. In the face of a more competitive marketplace and weather-related losses, we continued to post top line growth and excellent underwriting results by remaining selective and disciplined in our approach to writing business. I’m confident that we will see continued opportunities for profitable growth through the balance of this year and into 2006.”
The Company will hold its quarterly conference call to discuss third quarter 2005 results today at 3:00 PM EDST. The call is being webcast and may be accessed at the Company’s web site at www.phly.com. The dial-in phone number for the conference call is (800) 915-4836.
Forward-Looking Information
This release may contain forward-looking statements that are based on management’s estimates, assumptions and projections. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company provides the following cautionary remarks regarding important factors which, among others, could cause the Company’s actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company’s forward-looking statements. The risks and uncertainties that may affect the operations, performance, development, results of the Company’s business, and the other matters referred to above include, but are not limited to: (i) changes in the business environment in which the Company operates, including inflation and interest rates; (ii) changes in taxes, governmental laws, and regulations; (iii) competitive product and pricing activity; (iv) difficulties of managing growth profitably; (v) claims development and the adequacy of the Company’s liability for unpaid loss and loss adjustment expenses; (vi) severity of natural disasters and other catastrophe losses; (vii) adequacy of reinsurance coverage which may be obtained by the Company; (viii) ability and willingness of the Company’s reinsurers to pay; (ix) future terrorist attacks; (x) the outcome of the Securities and Exchange Commission’s industry-wide investigation relating to the use of non-traditional insurance products, including finite risk reinsurance arrangements; and (xi) the outcome of industry-wide investigations being conducted by various insurance departments, attorneys-general and other authorities relating to the use of contingent commission arrangements. The Company does not intend to publicly update any forward looking statement, except as may be required by law.
In operation since 1962, Philadelphia Insurance Companies, whose Commercial Lines subsidiaries are rated A+ (Superior) by A.M. Best Company, designs, markets, and underwrites commercial property/casualty, personal lines and professional liability insurance products incorporating value added coverages and services for select industries. Nationally recognized as a member of Wards Top 50 and Forbes 100 Best Mid-Cap Stocks, the organization has 38 offices strategically located across the United States to provide superior local service. For more information about our Company or to review our 2004 annual report, visit our web site at www.phly.com.

PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)

	As of,
	September 30,	December 31,
	2005	2004
	(Unaudited)
ASSETS
INVESTMENTS:
FIXED MATURITIES AVAILABLE FOR SALE AT MARKET (AMORTIZED COST $1,681,276 AND $1,287,094)	$1,670,815	$1,299,704
EQUITY SECURITIES AT MARKET (COST $151,857 AND $110,601)	162,283	128,447

TOTAL INVESTMENTS	1,833,098	1,428,151

CASH AND CASH EQUIVALENTS	71,388	195,496
ACCRUED INVESTMENT INCOME	17,248	13,475
PREMIUMS RECEIVABLE	279,367	229,502
PREPAID REINSURANCE PREMIUMS AND REINSURANCE RECEIVABLES	296,422	429,850
DEFERRED INCOME TAXES	34,737	14,396
DEFERRED ACQUISITION COSTS	127,600	91,647
PROPERTY AND EQUIPMENT, NET	23,296	21,281
GOODWILL	25,724	25,724
OTHER ASSETS	35,668	36,134

TOTAL ASSETS	$2,744,548	$2,485,656

LIABILITIES AND SHAREHOLDERS’ EQUITY
POLICY LIABILITIES AND ACCRUALS:
UNPAID LOSS AND LOSS ADJUSTMENT EXPENSES	$1,121,377	$996,667
UNEARNED PREMIUMS	629,649	531,849

TOTAL POLICY LIABILITIES AND ACCRUALS	1,751,026	1,528,516
FUNDS HELD PAYABLE TO REINSURER	41,778	131,119
LOANS PAYABLE	—	33,406
PREMIUMS PAYABLE	52,891	48,111
OTHER LIABILITIES	111,787	100,347

TOTAL LIABILITIES	1,957,482	1,841,499

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
PREFERRED STOCK, $.01 PAR VALUE, 10,000,000 SHARES AUTHORIZED, NONE ISSUED AND OUTSTANDING	—	—
COMMON STOCK, NO PAR VALUE, 100,000,000 SHARES AUTHORIZED, 23,054,869 AND 22,273,917 SHARES ISSUED AND OUTSTANDING	334,269	292,856
NOTES RECEIVABLE FROM SHAREHOLDERS	(8,253)	(5,465)
RESTRICTED STOCK DEFERRED COMPENSATION COST	(3,698)	—
ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)	(23)	19,796
RETAINED EARNINGS	464,771	336,970

TOTAL SHAREHOLDERS’ EQUITY	787,066	644,157

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,744,548	$2,485,656

PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
(Unaudited)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2005	2004	2005	2004
REVENUE:
NET EARNED PREMIUMS	$244,770	$187,845	$714,661	$548,830
NET INVESTMENT INCOME	16,979	10,896	45,843	31,669
NET REALIZED INVESTMENT GAIN	1,097	268	12,191	985
OTHER INCOME	600	719	1,380	2,930

TOTAL REVENUE	263,446	199,728	774,075	584,414

LOSSES AND EXPENSES:
LOSS AND LOSS ADJUSTMENT EXPENSES	162,254	760,267	459,111	1,027,473
NET REINSURANCE RECOVERIES	(20,395)	(612,498)	(74,979)	(676,144)

NET LOSS AND LOSS ADJUSTMENT EXPENSES	141,859	147,769	384,132	351,329
ACQUISITION COSTS AND OTHER UNDERWRITING EXPENSES	67,542	56,863	189,316	155,489
OTHER OPERATING EXPENSES	5,142	1,674	15,091	6,085

TOTAL LOSSES AND EXPENSES	214,543	206,306	588,539	512,903

INCOME (LOSS) BEFORE INCOME TAXES	48,903	(6,578)	185,536	71,511

INCOME TAX EXPENSE (BENEFIT):
CURRENT	13,544	(1,541)	67,404	24,222
DEFERRED	269	(2,942)	(9,669)	(4,043)

TOTAL INCOME TAX EXPENSE (BENEFIT)	13,813	(4,483)	57,735	20,179

NET INCOME (LOSS)	$35,090	$(2,095)	$127,801	$51,332

PER AVERAGE SHARE DATA:
BASIC EARNINGS (LOSS) PER SHARE	$1.53	$(0.09)	$5.61	$2.32

DILUTED EARNINGS (LOSS) PER SHARE	$1.43	$(0.09)	$5.27	$2.21

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING	23,002,804	22,230,729	22,795,492	22,120,481
WEIGHTED-AVERAGE SHARE EQUIVALENTS OUTSTANDING	1,456,038	1,132,451	1,460,359	1,120,535

WEIGHTED-AVERAGE SHARES AND SHARE EQUIVALENTS OUTSTANDING	24,458,842	23,363,180	24,255,851	23,241,016